                     EMPLOYMENT AND  NON-COMPETITION AGREEMENT

      THIS AGREEMENT (this "AGREEMENT") is dated as of August 31, 1998, and is between ENCORE SYSTEMS, INC., a Georgia corporation ("Encore" or the "Company") and wholly owned subsidiary of Eltrax Systems, Inc., ("Eltrax") and PENELOPE SELLERS, an individual residing in the State of Georgia ("Employee"). The parties agree as follows:


                                      ARTICLE
                                         1.
                            EMPLOYMENT, DUTIES AND TERM

1.1. EMPLOYMENT; POSITION. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Employee as President of Encore and Employee accepts such employment.

1.2.  DUTIES.

      (a) Employee shall devote her full-business time and give her best efforts to Encore and to fulfilling the duties of her position which shall include such duties with respect to the Company as may from time to time be assigned to her by the CEO of Eltrax, commensurate with Employee's position, experience and/or skills or expertise.

      (b) Employee shall in good faith perform her duties in a manner consistent with the best interests of the Company and its shareholder.

      (c) Employee shall comply with the Company's policies and procedures to the extent they are not inconsistent with this Agreement in which case the provisions of this Agreement prevail. In addition, Employee shall comply with the Company's lawful policies on employee conduct and business ethics.

1.3. TERM. The term of this Agreement shall commence September 1, 1998 and shall terminate on August 31, 1999 (the "Base Term"), unless earlier terminated pursuant to Article 3 of this Agreement. Commencing September 1, 1999 and on each September 1st thereafter, the term of Employee's employment hereunder shall be automatically extended for one
      (1) additional year unless at least thirty (30) days before the end of the Base Term or any extension, either party gives written notice to the other of the cessation of further extensions.

                                      ARTICLE
                                         2.
                     BASE COMPENSATION, EXPENSES, AND BENEFITS

2.1. BASE SALARY. For all services rendered under this Agreement during the term of Employee's employment, the Company shall pay Employee, in accordance with Eltrax's usual pay practices (which is currently every two weeks), a base salary, exclusive of benefits and bonuses, at an annual rate of $94,800 (the "Base Salary"). The Base Salary may be increased annually in an amount determined by the Compensation Committee of the Eltrax Board of Directors, in its sole discretion.

2.2. BONUS. At any time during the term of this Agreement, the Company may pay Employee a discretionary bonus as additional compensation, which shall be determined by the Compensation Committee of the Eltrax Board of Directors, in its sole discretion (the "Bonus").

2.3. BENEFITS. In addition to other compensation, Employee shall be entitled to participate in all benefit plans currently maintained or hereafter established by Eltrax for the benefit of its executive officers generally, in accordance with the terms and conditions of such plans (each a "Benefit Plan"); provided, however, that such benefits to which employee shall be entitled will be at least comparable to those provided to similarly situated executive officers of Eltrax. In addition to Eltrax's holidays, Employee shall be entitled to six (6) weeks vacation annually. The current Benefit Plans of Eltrax are set forth in Exhibit A attached to this Agreement. Employee shall also be entitled to reimbursement of cellular phone usage commensurate with the Company's policies prior to the date hereof, and Employee's membership dues and Company - related expenses to the Vinings Club shall be paid during the term of this Agreement.

2.4. EXPENSES. The Company shall reimburse Employee for all expenses reasonably incurred by Employee during the course and in furtherance of her employment, subject to and made in accordance with such reasonable and nondiscriminatory policies and procedures as may be established by Eltrax as applicable to its executive officers.

2.5 LOCATION. During Employee's employment, Employee's principal place of employment shall be at 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia (the "Office"), or at such other address located in the metropolitan Atlanta area, within a reasonable distance of the Office, as the CEO of Eltrax may determine.

                                      ARTICLE
                                         3.
                                 EARLY TERMINATION

3.1. TERMINATION FOR CAUSE. The Company may terminate this Agreement and Employee's employment immediately for cause. For the purpose hereof, "cause" means: (a) fraud against the Company; (b) theft or embezzlement of the Company's assets; (c) willful violation of law constituting a felony in the course of the Company's business or the conviction of any felony not in the Company's business; or (d) the continued failure by Employee to perform her duties (other than due to disability) as reasonably assigned to Employee under this Agreement for a period of thirty (30) days after written notice describing such failure. In the event of termination for cause pursuant to this section, Employee shall be paid at the usual rate of Employee's annual Base Salary through the date of termination specified in any notice of termination (the "Termination Date") and any amounts to which the Employee is entitled under any Benefit Plan.

3.2. TERMINATION FOR GOOD REASON. The Employee may terminate this Agreement and Employee's employment immediately for Good Reason, by sending written notice of such termination to the Company (the "Notice of Good Reason"). For the purpose hereof, "Good Reason" means: (a) a material breach by the Company of the terms and conditions of this Agreement not cured within thirty (30) days after the Company's receipt of written notice (other than a breach relating to the Company's failure to pay Employee salary pursuant to this Agreement, in which case the applicable cure period shall be ten (10) business days, (b) the assignment of the Employee without her consent to a position of a materially lesser status than on the date hereof, or (c) the requirement that Employee be based anywhere other than the Company's Office. In the event of termination for Good Reason pursuant to this Section, Employee shall be paid her Base Salary through the Base Term or the applicable renewal period, as well as the Bonus, if any, declared or accrued prior to the Notice of Good Reason. All of Employee's benefits described in Section 2.3 shall continue through the end of the Base Term or the applicable renewal term.

3.3. TERMINATION WITHOUT CAUSE. Either Employee or the Company may terminate this Agreement and Employee's employment without cause upon thirty (30) days' advance written notice (the "Termination Notice"). In the event of termination of this Agreement and of Employee's employment pursuant to this section, compensation shall be paid as follows:

      (a) If the termination is by Employee, Employee shall be paid her Base Salary through the date specified in the Termination Notice as well as the Bonus, if any, declared or accrued prior to the Termination Notice.

      (b) If the termination is by the Company, Employee shall be paid her Base Salary through the Base Term or the applicable renewal period, as well as the Bonus, if any, declared or accrued prior to the Termination Notice. All of Employee's benefits described in
           Section 2.3 shall continue through the end of the Base Term or the applicable renewal term.

3.4. TERMINATION IN THE EVENT OF DEATH OR DISABILITY. This Agreement and Employee's employment shall terminate in the event of death or Disability of Employee. "Disability" shall mean Employee's inability, as reasonably determined by the Eltrax Board of Directors, to perform the essential functions of her duties under this Agreement because of illness or incapacity for a continuous period of six (6) months. In the event of Employee's death, Base Salary shall be terminated as of the end of the month in which Employee's death occurs. Employee's estate shall receive any Bonus declared or accrued prior to the end of such month and unpaid as of the date of Employee's death. In the event of Disability, Base Salary shall be terminated as of the end of the month in which the last day of the six-month period of Employee's Disability. Notwithstanding anything to the contrary in this paragraph, the Company shall make reasonable accommodation as required by the Americans with Disabilities Act or similar state law.

3.5. ENTIRE TERMINATION PAYMENT. The compensation provided in this Agreement for early termination shall constitute Employee's sole compensation for such termination, provided that such termination was not in violation of applicable law.

                                      ARTICLE
                                         4.
                     CONFIDENTIALITY, DISCLOSURE AND ASSIGNMENT

4.1. CONFIDENTIALITY. Employee will not, during the term or after the termination or expiration of this Agreement, publish, disclose, or utilize in any manner any Confidential Information (as hereinafter defined) obtained while employed by the Company. If Employee leaves the employ of the Company, Employee will not, without its prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information. "Confidential Information" means information or material which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including: (a) information or material relating to the Company, and its businesses as conducted or anticipated to be conducted, business plans, operations, past, current or anticipated software, products or services, customers or prospective customers, or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities; (b) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished works, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company's software, products or services; (c) any information marked "proprietary," "private," or "confidential"; (d) trade secrets; (e) software in any stage of development, including source code and binary code, software designs, specifications, programming aids (including subroutines and productivity tools), programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases; and (f) any similar information of the type described above which the Company obtained from another party and which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

4.2. BUSINESS CONDUCT AND ETHICS. During the term of employment with the Company, Employee will engage in no activity or employment which conflicts with the businesses of the Company and Eltrax and will dutifully comply with all reasonable, nondiscriminatory Company policies and guidelines and will observe the highest standard of ethical business conduct.

4.3. DISCLOSURE. Employee will disclose promptly in writing to a director of the Company all inventions, discoveries, software, writings and other works of authorship which are conceived, made, discovered, or written jointly or singly on business time during the term of the Agreement, provided the invention, improvement, discovery, software, writing or other work of authorship is related to the business or activities of the Company in the normal course of business, and all such inventions, improvements, discoveries, software, writings and other works of authorship shall belong solely to the Company.

4.4. INSTRUMENTS OF ASSIGNMENT. Employee will sign and execute all instruments of assignment and other papers to evidence the granting of all entire right, title and interest in the inventions, improvements, discoveries, software, writings or other works of authorship described in Section 4.3 to the Company, at the request and the expense of Company, and Employee will do all reasonable acts, give any needed testimony and sign all instruments of assignment and other papers the Company may reasonably request relating to applications for patents, copyrights, and the enforcement and protection thereof.

4.5. SURVIVAL. The obligations of this Article 4 shall survive the expiration or termination of this Agreement.

                                      ARTICLE
                                         5.
                                  NON-COMPETITION

5.1. NON-COMPETITION. Employee agrees that during the Base Term and any extension thereof, and for two additional years:

      (a) Employee will not, directly or indirectly, alone or as a partner, member, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business which was under Employee's management or supervision at any time during the term of this Agreement or any part of the Company's business with respect to which Employee has Confidential Information. For purposes of this section, "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose voting stock is traded in a public market. Also for purposes of this section, "the Company's business" shall include businesses conducted by the Company, any subsidiary of the Company and any partnership or joint venture of the Company;

      (b) Employee will not divert, or by aid to others, do anything which would tend to divert, or may divert from the Company, any trade or business with any customer, supplier or vendor with whom the Company has had any contact or association during the term of this Agreement; or

      (c) Employee will not take any affirmative action to induce or attempt to induce any person employed by the Company to leave the employment of the Company.

5.2. EFFECT OF TERMINATION. Upon the termination of Employee's employment, no additional compensation shall be paid for the non-competition obligation.

                                      ARTICLE
                                         6.
                                 GENERAL PROVISIONS

6.1. NO ADEQUATE REMEDY. The parties acknowledge it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, in the event of a claim for equitable relief, each party hereby waives the claim or defense that the other has an adequate remedy at law.

6.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement shall not be assignable by the Employee, but its economic terms shall inure to the benefit of the Employee's heirs and beneficiaries.

6.3. NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the day following delivery, if sent by a nationally recognized overnight delivery service (receipt requested); (iii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or
      (iv) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, and telephonic confirmation of receipt is obtained promptly after completion of transmission; provided, however, that a copy is promptly mailed by certified or registered mail, return receipt requested.

      (a)  If to the Company:

                             Eltrax Systems, Inc.
                             2000 Town Center, Suite 690
                             Southfield, Michigan 48075
                             Attn: Clunet R. Lewis
                             Fax: (248) 358-2743



                             With a copy to (which shall not serve as notice):

                             Jaffe, Raitt, Heuer & Weiss, P.C.
                             One Woodward Avenue, Suite 2400
                             Detroit, Michigan 48226
                             Attn: William E. Sider, Esq.
                             Fax: (313) 961-8358

      (b)  If to the Employee:

                             Penelope Sellers
                             c/o Sellers, Atkinson & Jose, P.C.
                             1640 Powers Ferry Road
                             Building Five, Suite 200
                             Marietta, Georgia  30067-9455

                             With a copy to (which shall not constitute notice):

                             Powell, Goldstein, Frazer & Murphy LLP
                             16th Floor
                             191 Peachtree Street
                             Atlanta, Georgia 30303
                             Attn: William B. Shearer
                                   James J. McAlpin, Jr.
                             Fax: (404) 572-6999

6.4. CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

6.5. GOVERNING LAW. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

6.6. CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid, all remaining clauses shall remain fully enforceable.

6.7. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any partial exercise of any right or remedy hereunder preclude any exercise of that or any other right or remedy granted hereby by law.

6.8. MODIFICATION. This Agreement may not be and shall not be modified or amended except by written instrument signed by all parties.

6.9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon and supersedes all prior or contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

6.10. ARBITRATION. With the sole exception of injunctive relief as contemplated by Section 6.1 of this Agreement, any controversy or claim arising out of any aspect of the relationship of the parties hereto, will be settled by binding arbitration in Atlanta, Georgia by a panel of three arbitrators of which Eltrax will choose one arbitrator, Employee will choose one arbitrator, and those arbitrators will choose the third arbitrator, who will act as chairman of the panel. The arbitrators will select the rules and procedures under which the arbitration will be conducted. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Georgia for this purpose.

6.11. ATTORNEYS' FEES. In the event there is litigation or other proceedings between the parties hereto with respect to their rights and obligations under this Agreement, the prevailing party in any such litigation shall be entitled to recover from the opposing party all reasonable attorneys' fees and expenses (including fees of accountants) incurred by the prevailing party in connection with such proceeding.

6.12. VENUE; JURISDICTION. The parties agree that all actions or proceedings arising in connection with this Agreement and the instruments, agreements and documents executed pursuant to the terms of this Agreement shall be tried, litigated and arbitrated only in the courts of the United States located in the Northern District of Georgia, the Georgia state courts or at an arbitration venue located near Atlanta, Georgia. The Employee irrevocably accepts for herself and in respect of her property, generally and unconditionally, the jurisdiction of such courts. The Employee irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to her, at her address as set forth in the records of the Company, such service to become effective ten (10) days after such mailing. Nothing in this Section 6.12 shall affect the right of any party to serve process in any other manner permitted by law. Employee irrevocably waives any right he may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this Section 6.12.

6.13. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



EMPLOYEE                               ENCORE SYSTEMS, INC.

/s/ Penelope Sellers                   By: /s/ Clunet R. Lewis
-----------------------                    ---------------------------
Penelope Sellers                           Clunet R. Lewis, Secretary